Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Claudia DiGiacomo, Deborah A. Docs, Katherine P. Feld, Kathryn L. Quirk, John P. Schwartz, Andrew R. French and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST American Century Income & Growth Portfolio of Advanced Series Trust	AST New Discovery Asset Allocation Portfolio of Advanced Series Trust

Signature	Title

/s/ Timothy S. Cronin	Trustee
Timothy S. Cronin

/s/ Saul K. Fenster, Ph.D.	Trustee
Saul K. Fenster

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ W. Scott McDonald, Jr.	Trustee
W. Scott McDonald, Jr.

/s/ Thomas T. Mooney	Chairman and Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Stephen Pelletier	President (Principal Executive Officer) and Trustee
Stephen Pelletier

/s/ F. Don Schwartz	Trustee
F. Don Schwartz

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin
/s/ Grace C. Torres	Treasurer (Principal Financial and Accounting Officer)
Grace C. Torres

Dated: December 8, 2011